Exhibit 10.52

Optionee:	[Name]		ID Number:	- -

Date of Grant		Expiration Date	Number of AXA Ordinary Shares	Exercise Price
, 20		, 20	[#]	€.

THE EQUITY PLAN FOR DIRECTORS

STOCK OPTION AGREEMENT

AXA Financial, Inc., a Delaware corporation, hereby grants to the above-named Optionee as of the date of grant as set forth above (the “Date of Grant”) under this Stock Option Agreement and pursuant to The Equity Plan for Directors (the “Plan,” capitalized terms not otherwise defined herein have the meanings set forth in the Plan) a stock option (the “Option”) to purchase from the Company up to, but not exceeding in the aggregate, the number of AXA Ordinary Shares (each a “Share” and collectively the “Shares”) set forth above at the per Share euro exercise price set forth above (which represents the closing price for a Share quoted on Euronext Paris S.A. on the Date of Grant) (the “Exercise Price”), in accordance with the Plan and subject to the following terms and conditions:

1. One-third of this Option shall become vested and exercisable on each of the second, third and fourth anniversaries of the Date of Grant. Unless an earlier expiration date is specified in paragraph 2, this Option shall not be exercisable after the expiration date listed above (the “Expiration Date”).

2. In the event the Optionee’s services as a Director terminate by reason of the Optionee’s death, this Option (whether or not then otherwise exercisable) shall be exercisable in full as of the date of the Optionee’s death and shall be exercisable by the Optionee’s beneficiary designated in accordance with the Plan (or if none is named, by the Optionee’s surviving spouse, if any, or otherwise by the Optionee’s estate), or by the individual or trust to which the Option has been transferred pursuant to paragraph 5, at any time prior to the earlier of (i) the Expiration Date and (ii) the fifth anniversary of the date of the Optionee’s death. If, after the Optionee has completed one year of continuous service as a Director, the Optionee’s services as a Director terminate by reason of Retirement, Removal without Cause, Non- Reelection or Resignation, the Optionee shall continue to vest in any portion of this Option which is not exercisable as of the date of the Optionee’s Retirement, Removal without Cause, Non-Reelection or Resignation in accordance with the vesting provisions of this Option set forth in paragraph 1 hereof. Any portion of this Option which is exercisable at the date of the Optionee’s Retirement, Removal without Cause, Non-Reelection or Resignation or that thereafter becomes exercisable by reason of the immediately preceding sentence shall be exercisable at any time prior to the earlier of (i) the Expiration Date and (ii) the fifth anniversary of the Optionee’s date of Retirement, Removal without Cause, Non-Reelection or Resignation. Notwithstanding the prior sentence, if the Optionee’s services as a Director terminate (i) prior to the Optionee’s completion of one year of continuous service as a Director other than by reason of death, or (ii) for any reason other than Retirement, Removal without Cause, Non-Reelection, Resignation or death, any outstanding portion of this Option (whether or not then otherwise exercisable) shall be immediately forfeited as of the date of such termination, the Optionee shall no longer have any rights with respect to such portion of the Option and the Company shall not be obligated to honor any purported exercise of this Option that has not been effected, regardless of whether payment has been tendered prior to the occurrence of any act resulting in such termination or the time at which the Company has knowledge thereof. Any portion of this Option not exercised within the applicable time limits specified in this paragraph 2 shall be forfeited at the close of business on the date of the expiration of such time limits.

3. Notwithstanding the foregoing, if, after (i) the Optionee has completed one year of continuous service as a Director, and (ii) the Optionee’s services as a Director terminate by reason of Retirement, Removal without Cause, Non-Reelection or Resignation, the Optionee (1) induces any individual to leave the employ of the Company or any Affiliate, (2) solicits the employment of any individual employed by the Company or any Affiliate on his/her own behalf or on behalf of any other business enterprise, (3) uses for his/her personal benefit, or discloses, communicates or divulges to, or uses for any person other than the Company or any Affiliate, any confidential information that had been made known to the Optionee or learned or acquired by the Optionee while a Director, unless such information has become public other than by the Optionee’s actions or such disclosure is compelled under a subpoena from a court or administrative body having jurisdiction in the matter, or (4) otherwise acts in a manner that is substantially detrimental to the business or reputation of the Company or any Affiliate, the portion of this Option which is then still outstanding shall be immediately forfeited (whether or not then otherwise exercisable), the Optionee shall no longer have any rights with respect to such portion of the Option and the Company shall not be obligated to honor any purported exercise of this Option that has not been effected, regardless of whether payment has been tendered prior to the occurrence of any such act or the time at which the Company has knowledge thereof.

4. Exercise of this Option shall be in whole Shares and shall occur on the date (the “Exercise Date”) the Company’s designated agent receives: (i) proper notice, in accordance with the procedures of such agent, specifying the number of Shares to be purchased and (ii) payment in euro of the aggregate Exercise Price for the Shares to be purchased by cash, or cash equivalents, including a personal check. Notwithstanding the foregoing, the Committee may in its sole discretion make arrangements available to the Optionee whereby payment of the aggregate Exercise Price for the Shares to be purchased may be made in U.S. dollars having a value equivalent to the euro-denominated aggregate Exercise Price based on the euro to U.S. dollar exchange rate as of the Exercise Date and permit the Optionee to pay the aggregate Exercise Price for the Shares to be purchased: (i) through the sale of Shares otherwise deliverable to the Optionee pursuant to the exercise of this Option or (ii) by delivering Shares already owned by the Optionee having a Fair Market Value on the Exercise Date equal to the aggregate Exercise Price for the number of Shares being purchased. The Company will not deliver Shares being purchased upon the exercise of this Option unless it has received payment in a form acceptable to the Company for all applicable withholding taxes. The Committee may in its discretion permit the Optionee to pay all or a portion of such withholding taxes: (i) through the sale of Shares otherwise deliverable to the Optionee pursuant to the exercise of this Option or (ii) by delivering to the Company previously acquired Shares having a Fair Market Value on the Exercise Date sufficient to satisfy such withholding taxes.

5. This Option may not be sold, pledged, assigned, or otherwise alienated or hypothecated by the Optionee other than by will or the laws of descent and distribution and is exercisable during the Optionee’s lifetime only by the Optionee or the guardian or legal representative of the Optionee. Notwithstanding the foregoing, this Option may be transferred to a member of the Optionee’s immediate family or a trust established for the benefit of such family members.

6. If during the term of this Option, a stock dividend, stock split, recapitalization (including, without limitation the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than an ordinary cash dividend), exchange of shares, or other similar corporate change that affects the Shares, the aggregate number and kind of Shares subject to this Option and/or the Exercise Price shall be appropriately adjusted by the Committee, as the Committee shall deem equitable in its sole discretion, and the Committee’s determination shall be conclusive. Notwithstanding the foregoing, however, the number of Shares subject to this Option shall always be a whole number.

7. Neither this Option nor any Shares acquired from the exercise of this Option will be registered with the SEC under the U.S. Securities Act of 1933 (the “Act”). As a consequence, exercise of this Option and resale of the acquired Shares will only be permitted pursuant to an applicable exemption from the registration requirements of the Act and in compliance with requirements of any applicable securities laws and regulations of any relevant state or territory of the United States. The Company or AXA, as applicable, may from time to time suspend exercises or resales, or impose specific limitations on the manner in which exercises or resales are made, as it may deem necessary or advisable to ensure compliance with such laws and regulations.

8. The terms and provisions of this Option are subject to the provisions of the Plan which are incorporated herein by reference. To the extent any provision of this Stock Option Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. This Stock Option Agreement and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, with respect to the subject matter hereof.

9. The Company may amend this Stock Option Agreement at any time; provided that, subject to paragraph 6 hereof and Section 11.8 of the Plan, no such amendment shall be made without the Optionee’s consent if such amendment would in any manner adversely affect the Option.

IN WITNESS WHEREOF, this Stock Option Agreement has been duly executed as of                    , 20        .

AXA FINANCIAL, INC.

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